Exhibit 10.1

PROMISSORY NOTE

$560,000	December 15, 2015

FOR VALUE RECEIVED, ACSH MEDICAL MANAGEMENT, LLC, a Delaware limited liability company (“Borrower”), hereby promises to pay to MEDAC HEALTH SERVICE, P.A., a North Carolina professional corporation (“Lender”), to the address Medac Health Services, P.A., 4402 Shipyard Blvd., Wilmington, NC 28403 or at such other place as may be designated in writing by Lender, the principal sum of $560,000, together with interest on the unpaid balance thereof at the rate, on the terms and subject to the conditions set forth herein.

This Promissory Note (this “Note”) is delivered by Borrower pursuant to and in accordance with the terms and conditions of that certain Asset Purchase Agreement (the “Purchase Agreement”), dated as of July 31, 2015, by and among Borrower, Lender, each shareholder of Lender, and Kevin E. Potts, MD, as representative of such shareholders (Lender and such shareholders, collectively, “Seller Parties”). Capitalized terms used and not otherwise defined in this Note shall have the meanings ascribed to such term in the Purchase Agreement.

1.          Interest Rate. The unpaid principal balance of the Note shall bear simple interest starting on the date hereof at a fixed interest rate of 5% per annum. After the Maturity Date (defined below) or the date of an Event of Default (defined below), whichever occurs first, the principal balance hereof and any other amounts due hereunder shall bear interest at the rate of twelve percent (12%) per annum until paid in full. In no event shall the amount of interest due or payable under this Note exceed the maximum rate of interest allowed by applicable law, as amended from time to time. If any payment of interest or in the nature of interest would, under applicable Law, cause the foregoing interest rate limitation to be exceeded, then the excess payment shall be credited as a payment of principal, unless Borrower notifies Lender that Borrower desires to have the excess sum returned to Borrower.

2.          Maturity. If not sooner prepaid pursuant to the terms of this Note, and subject to earlier acceleration in accordance with Section 6 below, the unpaid principal balance and all accrued but unpaid interest under this Note shall be due and payable on the date that is 18 months after the date of this Note (the “Maturity Date”); provided that if Borrower in good faith delivers to Lender an indemnity notice pursuant to Section 6.11 of the Purchase Agreement prior to the Maturity Date, and the matters for which indemnification is sought are unresolved on the Maturity Date, the Maturity Date for an amount equal to the amount for which indemnification is sought shall be the date that is fifteen days after the date all such matters are finally and fully resolved (for the avoidance of doubt, the Maturity Date for any amount in excess of the amount for which indemnification is sought shall be unaffected by this proviso).

3.          Prepayment. The principal amount of this Note may be prepaid in full or in part at any time without penalty. Any such prepayment shall be first applied to accrued but unpaid interest, and the balance, if any, to principal.

4.          Security for Loan. This Note is secured by the unconditional and absolute guaranty of payment given by American CareSource Holdings, Inc. (“Guarantor”) to Lender pursuant to the Guaranty dated of even date herewith (the “Guaranty”).

1

5.          Event of Default. An “Event of Default” shall occur under this Note upon the happening of any one or more of the following events: (a) the failure of Borrower to pay all amounts when due on or before the applicable Maturity Date determined in accordance with Section 2; (b) the making by Borrower or Gurantor of a general assignment for the benefit of creditors; (c) the filing of a petition or the commencement of any proceeding by or against Borrower or any endorser or Guarantor for any relief under any bankruptcy or insolvency laws, or any law relating to the relief of debtors, readjustment of indebtedness, reorganization, consolidations or extensions; (d) Borrower’s or Guarantor’s dissolution, liquidation or bankruptcy; (e) the suspension of the transaction of the usual business of Borrower; (f) any sale, exchange or conveyance to another person or entity of all or substantially all of the assets of Borrower or Guarantor (excluding any assets used in connection with Guarantor’s operation of its ancillary network business, which Lender acknowledges that Guarantor intends to sell prior to the Maturity Date) or a sale or transfer of more than fifty percent (50%) of the ownership interest in Borrower or Guarantor, whether by sale, merger or consolidation; and (g) in the event of a breach or default of any representation, warranty or covenant of Borrower or Guarantor set forth in this Note or the Guaranty.

6.          Acceleration. Upon the happening of an Event of Default, the entire unpaid principal balance of this Note, together with any accrued interest or other amounts due hereunder, shall immediately become due and payable without notice or demand.

7.          Costs of Enforcement; Cumulative Remedies. Upon an Event of Default, the holder of this Note may employ an attorney to enforce the holder’s rights and remedies and Borrower hereby agrees to pay to the holder, in addition to the unpaid principal and interest hereof, to the extent allowed by law, reasonable attorneys’ fees (not exceeding a sum equal to fifteen percent (15%) of the outstanding balance owing on the Note) and costs of collection. The rights and remedies of the holder as provided in this Note or by law shall be cumulative and may be pursued singly, successively or together.

8.          Waiver of Notice and Other Rights. Borrower hereby waives presentment for payment, demand, protest, notice of nonpayment or dishonor, and any and all other notices and demands whatsoever, and any and all defenses on the grounds of (a) any extension of time for payment which may be granted by the holder of this Note, (b) any release, surrender, exchange, modification or substitution of this Note, and (c) any failure to assert any legal rights available to the holder of this Note. Borrower agrees to remain bound until the entire indebtedness evidenced by this Note is paid in full. No waiver by Lender of any right or remedy under this Note shall be effective unless in writing signed by Lender. Neither the failure nor the delay in enforcing any right, power or privilege under this Note will operate as a waiver or release of any such right, power or privilege and no single or cumulative exercise of any such right, power or privilege by Lender will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by law, (1) no claim or right of Lender arising out of this Note can be discharged by Lender, in whole or in part, by a waiver or renunciation of the claim or right unless in a writing signed by Lender; (2) no waiver that may be given to Borrower will be applicable except in the specific instance for which it is given; and (3) no notice to or demand on Borrower will be deemed to be a waiver of any obligation of Borrower or of the right of Lender to take further action without notice or demand as provided in this Note.

9.          Method of Payment. Payments made pursuant to this Note shall be made in cash or immediately available funds to Lender at the address provided above, or to such other address as Lender may designate to Borrower in writing from time to time.

10.        Offset by Borrower. Borrower may offset undisputed amounts owed to Borrower by any Seller Party under any of the Transaction Documents against any amount owed to Lender under this Note, whether or not such amounts are currently due under this Note; provided that Borrower first comply with all terms and satisfy all conditions set forth in the applicable Transaction Documents.

11.        Applicable Law and Dispute Resolution. The provisions set forth in Article 8 of the Purchase Agreement relating to choice of law and dispute resolution shall govern any dispute concerning this Note.

2

12.        Execution and Delivery. Notwithstanding anything to the contrary set forth herein, this Note shall be executed and delivered at the location designated for Closing in the Purchase Agreement.

13.        Headings. The headings of the sections, subsections, paragraphs and subparagraphs of this Note are used only for convenience of reference and shall not be considered in construing the contents of this Note.

14.        Severability. No determination by any court, agency or other Governmental Authority that any provision of this Note is invalid or unenforceable in any instance shall affect the validity or enforceability of (a) any other such provision or (b) such provision in any circumstance not controlled by such determination. Each such provision shall be valid and enforceable to the fullest extent allowed by, and shall be construed wherever possible as being consistent with, applicable law.

15.        Modification. This Note may be modified, amended, discharged or waived only by an agreement in writing signed by Borrower and Lender.

16.        Not a Negotiable Instrument; Assignment to Thor Management. This Note shall not be deemed to be a negotiable instrument, and the rights and obligations under this Note may not be assigned or delegated by Borrower or any Seller Party without the prior written consent of the other and no such assignment or delegation shall release the liability of the Borrower unless otherwise agreed by Lender in writing. Notwithstanding the foregoing, the Purchase Agreement contemplates Lender’s assignment of this Note to Thor Management, LLC, a North Carolina limited liability company (“Thor Management”)as part of the Transactions; accordingly, Borrower’s consent shall not be required in connection with such assignment and, following such assignment, Thor Management shall have all of the rights of Lender hereunder. This Note shall bind Borrower and Borrower’s successors and permitted assigns, and inure to the benefit of Lender and Lender’s successors and assigns.

17.        Notices. All notices and other communications provided for by this Note shall be given in the manner as set forth in the Purchase Agreement and to the parties at their addresses.

18.        Time of the Essence. Time is hereby declared to be of the essence of this Note and of every part hereof.

19.        Relationship. Nothing contained in this Note shall be deemed or construed to create a partnership, tenancy-in-common, joint tenancy, joint venture or co-ownership by or between Borrower and any Seller Party.

[Signature Page Follows]

3

IN WITNESS WHEREOF, the undersigned has executed this Note in favor of Lender as of the date first written above.

BORROWER:

ACSH MEDICAL MANAGEMENT, LLC,
a Delaware limited liability company

By:	/s/ Norman B. Winland

Name:	Norman B. Winland
Title:	President

4